                                  EXHIBIT 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


       This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is being entered into as of the 5th day of April 2004 between Sam Brill, residing at 212 East Broadway, New York, NY 10002 (the "Employee"), and TTR Technologies, Inc., a Delaware corporation located at 4424 16th Avenue, Brooklyn, NY 11204 (the "Company");

       WHEREAS, the Employee entered into an Amended and Restated Employment Agreement dated as of May 27, 2002, (the "Original Agreement"), pursuant to which Employee is employed as the Company's Chief Operating Officer ("COO"); and

       WHEREAS, in connection with the re-structuring of the management of the Company, the Employee and the Company desire to redefine Employee's role in the Company;

       WHEREAS, in connection with the above, the Company and Employee desire amend and restate the Original Agreement in its entirety as herein provided.

       NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Employee and the Company hereby agree as follows:

1.     RESTATEMENT OF THE ORIGINAL EMPLOYMENT AGREEMENT.

       By his signature hereof, Employee hereby waives any rights and privileges under the Original Employment Agreement and agrees that upon the Start Date (as defined below), the Original Employment Agreement shall be of no continuing legal force and effect.

2.     EMPLOYMENT

       2.1    RESIGNATION OF EXECUTIVE POSITION.

       2.1.1 Upon delivery hereof, the Employee shall be deemed to have resigned from his position as COO, and from any and all other executive offices he has held at the Company and/or any of its affiliates and subsidiaries.

       2.1.2 The parties acknowledge and agree that the Company's signature to this Agreement shall serve as its acceptance of Employee's resignation from these capacities, and of its responsibility to provide timely notification of such resignation to the Board, to the Company's affiliates and subsidiaries, and to all authorities to whom such resignation must be reported by law. Employee agrees to execute any reasonably necessary document to facilitate and effect any notification of his resignation of positions with the Company.

       2.1.3 Employee acknowledges and agrees that the Company will issue a public press release relating to the subject matter of this Agreement and Employee will be provided an opportunity to review such press release prior to its public release.


       2.2    NEW POSITIONS; TERM; RESPONSIBILITIES

       2.2.1 Upon the delivery hereof, Employee shall assume the position of Vice President, Internal Operations, a non-executive position and shall carry out duties commensurate with the position, including without limitation, overseeing the Company's compliance requirements under applicable securities laws. In his new position the Employee shall be directly answerable to the Chief Executive Officer. The start date (the "Start Date") of the position shall be April 5, 2004.

       2.2.2 The term of this Agreement shall commence on the Start Date and continue through October 5, 2004, provided, that, at the end of such term such employment shall automatically renew in accordance with the terms hereof on a month-to-month basis (at will) unless either the Employee or the Company shall have provided notice to the other at least two weeks prior to the scheduled expiration of such party's election to not continue this Agreement. Upon termination or expiration of this agreement, the Company and Employee shall execute and deliver to one another mutual releases of liability in a form and substantially satisfactory to each party.

       2.2.3 Notwithstanding anything to the contrary contained herein, the termination of Employee's employment hereunder for any reason shall automatically be deemed as Employee's resignation from the Board without any further action, except when the Board shall, in writing, request a continuation of duty as a Director in its sole discretion.

       2.2.4 Employee shall devote twenty (20) hours per week to his employment during normal business hours. The specific hours of Employee's employment shall be mutually agreed to by the parties on an on-going ad hoc basis.

       2.2.5 Employee shall perform his New Position duties from his home or from such other place that he shall designate and shall not be required to be present at the Company's offices.

3.     COMPENSATION

       3.1    LUMP SUM PAYMENT

       In consideration of Employee's entering into this amended and restated Agreement, on the Start Date the Company shall remit by wire transfer to a bank account designated in writing by Employee, the sum of seventy-five thousand dollars ($75,000), less, deductions and withholdings under applicable law customarily made by the Company and/or required by law, and, by his signature below, Employee hereby waives any claim to any other payments (other than the Salary set forth herein) due under any previous agreement with the Company or its affiliates.

       3.2    SALARY

       Commencing on the Start Date and while this Agreement continues in effect, Company will pay to Employee during the term of his employment hereunder, a monthly gross salary of, Seven Thousand Five Hundred Dollars ($7,500) less required deductions for state and federal withholding tax, social security and other employee taxes (the " Salary"). Salary shall be payable in accordance with the Company's normal payroll practices, but no less frequently than once each month.

       3.3    STOCK OPTIONS

       Employee's stock options heretofore granted by the Company have already vested in full, are immediately exercisable and shall continue to be exercisable for six months following the Employee's last day of employment with the Company on the terms and conditions applicable to such grants, including, without limitation, the exercise price thereof, in accordance with the Company's 2000 Equity Incentive Plan and terms of various option agreements entered into between Employee and Company. The Company confirms that the rights to the aforementioned options shall inure to the benefit of the Employee's heirs and successors.

       3.4    BENEFITS

       3.4.1 Through the Term, Employee shall be entitled to continue to participate in the Company provided health insurance plan at no cost to Employee.

       3.4.2 The Company shall reimburse Employee for one-half of the gross amount of Employee's mobile phone and internet access expenses. Employee shall provide the Company an accounting of such expenses in accordance with Company policy.

       3.4.3 The Company hereby transfers to the Employee the notebook computer that Employee has been using to date as an employee of the Company. Upon request of the Company at the termination of this Agreement Employee shall provide to Company a copy of Company related non personal files saved in the said computer.

4.     RIGHTS UPON TERMINATION

       4.1 If Employee's employment is terminated by the Company for any reason other than "cause" or the death or "disability" of the Employee (i) the Company shall pay to Employee his base salary and benefits accrued and payable to him through the last day of his actual employment by the Company, (ii) Employee's base salary and benefits shall continue (in the customary manner in which Company has paid the base salary and benefits) for the remainder of the term of this Agreement, and (iii) the Company shall pay Employee for all outstanding reimbursable expenses.

       For the purpose of this paragraph, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months.

       For the purpose of this paragraph 2, "cause" shall exist if Employee (i) breaches any of the material terms or conditions of this Agreement; (ii) substantially fails to perform the Employee's areas of responsibility set forth herein, (iii) engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a felony, (v) fails to comply with the lawful instructions of the Company's Board of Directors in a manner materially detrimental to the Company

5.     CONFIDENTIALITY

       5.1 The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other

Company employees (c) shall have been received by the Employee from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Employee.

       5.2 Subject to the provisions of Section 4.3 below, the Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company, unless otherwise consented to in writing by the Company.

       5.3 The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company or who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

       5.4 The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

6.     NON-COMPETE; POACHING,; DEVELOPMENT RIGHTS

       6.1    NON-COMPETE

       Unless otherwise expressly consented to in writing by the Company, during the term of the Employee's employment hereunder, and for a period of twelve (12) months following the date on which Employee's termination of employment with the Company becomes effective Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venturer, shareholder, investor, or otherwise (except as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights; provided such affiliates operate in a field directly related to the business of the Company or involve distribution or promoting of the Company's products or technology

       6.2    HIRING OF COMPANY EMPLOYEES

       During the term of the Employee's employment hereunder, and for a period of twelve (12) months following the date on which Employee's termination of employment with the Company becomes effective, the Employee shall not, except in the course of the performance of his duties hereunder or with the prior approval of the Board, in any way directly or indirectly, with respect to any person who to the Employee's knowledge was employed by the Company or its affiliates ("Company Employee") at any time during the period commencing 12 months prior to the date of the hiring of such Company Employee, hire or cause to be hired any Company Employee, or contract the services of any closely held private corporation or other entity in which such Company Employee is an officer or director or holds a 25% or greater equity ownership interest.

       6.3 Employee acknowledges that the restricted period of time specified under this Section 6 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

       6.4    Development Rights.

       The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Employee shall keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all such proprietary information developed by Employee. Employee shall at Company's request do all things and execute all documents as Company may reasonably require to vest in Company the rights and protection herein referred to. It is hereby acknowledged and agreed that the Base Salary payable under this Agreement also constitutes sufficient consideration for the Employee's obligation hereunder

7.     Miscellaneous

       7.1    Governing Law

       This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to its conflict of laws principles. The parties hereby irrevocably consent to the jurisdiction of the courts of New York County, State of New York or the United States District Court for the Southern District of New York for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement. Each of the Company and Employee agree that in any litigation involving the subject matter of this Agreement they waive the right to a trial by Jury.

       7.2    Integration

       This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements related to the subject matter hereof made prior to the date hereof.

       7.3    Modifications & Amendments

       This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto and approved in writing by the Board of Directors. Such modification or amendment will not become effective until such approval has been given.

       7.4    Severability

       If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

       7.5    Notice

       For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

              If to the Employee:

              Samuel Brill
              212 East Broadway
              New York, NY 10002

              If to the Company:

              TTR Technologies, Inc.
              4424 16th Aveneue
              Brooklyn, New York 11204

              with a copy to:
              David Aboudi
              Aboudi and Brounstein
              3 Gavish St., Ind. Zone Kfar Saba
              ISRAEL

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective upon receipt.

       7.6    Waiver

       The observation or performance of any condition or obligation imposed upon Employee hereunder may be waived only upon the written consent of the Board of Directors. Such waiver shall be limited to the terms thereof and shall not constitute a waiver of any other condition or obligation of the Employee under this Agreement.

       7.7    Assignment

       The rights and obligations of the Company in this Agreement shall inure to its benefit and be binding upon its successors-in-interest (whether by merger, consolidation, reorganization, sale of stock or assets or otherwise), however the Company may not assign this Agreement to any affiliate. This Agreement, being for the personal services of Employee, shall not be assignable by Employee.

       7.8    Headings

       The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

       7.9    Counterparts

       This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                           TTR TECHNOLOGIES, INC.:


                                           By:     /s/ Frank Galuppo
                                              -------------------------
                                           Name:  Frank Galuppo
                                           Title: CEO
                                           Date:  04/09/2004

                                           EMPLOYEE:

                                                 /s/ Samuel Brill
                                           ----------------------------
                                           Samuel Brill

                                           Date:    04/08/2004